EXHIBIT 99.1

Sigmatron International, Inc. Reports First Quarter Financial Results For Fiscal 2025

ELK GROVE VILLAGE, Ill., Sept. 19, 2024 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2024.

For the three months ended July 31, 2024, revenues decreased $13.4 million, or 14 percent, to $84.8 million compared to $98.1 million for the same period in the prior year. Net income/(loss) for the three-month period ended July 31, 2024, was a loss of $3.3 million compared to income of $0.3 million for the same period in the prior year. Basic and diluted income/(loss) per share for the three months ended July 31, 2024 was a loss of $0.54, compared to income of $0.04 income per share for the same period last year.

Commenting on SigmaTron’s first quarter fiscal 2025 results, Gary R. Fairhead, Chief Executive Officer and Chairman of the Board, said, “The softness that we have seen in our revenue has continued as expected and disclosed in our press release dated September 3, 2024. As we stated, the softness has continued through the first quarter of fiscal 2025 and our customers continued to indicate that they believe activity will start to increase in the fourth quarter of calendar 2024. As you can see from the financial statements, revenue is down 14.4% year over year for the first quarter. However, sequentially, the first quarter of fiscal 2025 was up 4.4% over the fourth quarter of fiscal 2024. We hope that’s the beginning of the trend that we have been told to expect. We have continued to react to these market conditions as we have been throughout this period by reductions in overhead and costs coupled with reduced manufacturing schedules. We have already done another reduction in August and we will continue to evaluate the situation as we finish calendar 2024.

“Also, as mentioned several times before, one area of focus remains the reduction of inventory to reduce working capital requirements and that has continued during the first quarter as expected. It will remain a focus for the balance of this calendar year. Our relationships with our customers remain excellent. We are working with many of them on new projects and remain optimistic that calendar 2025 will be a much stronger year. We have continued to discuss this situation with others in our industry and understand that this softness seems to be pervasive across many of their customers and markets as well. We have also continued our efforts with Lincoln International to de-lever our balance sheet and we have made progress in several areas. We remain hopeful that our customers’ expectations will start to materialize sooner rather than later and in the interim, we will continue to focus on managing the market conditions as we currently are experiencing them.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. operates in one reportable segment as an independent provider of electronic manufacturing services (“EMS”). The EMS segment includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. The Company and its wholly-owned subsidiaries operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China; and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center in Taipei, Taiwan. The Company also provides design services in Elk Grove Village, Illinois, U.S.

Forward-Looking Statements

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the impact of material weaknesses in internal controls over financial reporting; the results of long-lived assets and goodwill impairment testing; the risks inherent in any merger, acquisition or business combination, including the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collectability of aged account receivables; the variability of the Company’s customers’ requirements; the impact of inflation on the Company’s operating results; the availability and cost of necessary components and materials; the impact acts of war may have to the supply chain; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; the costs of borrowing under the Company’s senior and subordinated credit facilities, including under the rate indices that replaced LIBOR; increasing interest rates; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; public health crises, including COVID-19 and variants; the continued availability of scarce raw materials, exacerbated by global supply chain disruptions, necessary for the manufacture of products by the Company; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; global business disruption caused by the Russian invasion of Ukraine and related sanctions and the Israel-Hamas conflict; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
James J. Reiman
1-800-700-9095

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	July 31,	July 31,
	2024	2023

Net sales	84,776,978	98,130,356

Cost of products sold	78,371,784	88,479,136

Gross profit	6,405,194	9,651,220

Selling and administrative expenses	6,623,866	6,842,805

Operating (loss) income	(218,672)	2,808,415

Other expense	(2,268,275)	(2,700,451)

(Loss) income before income tax	(2,486,947)	107,964

Income tax (expense) benefit	(802,213)	154,135

Net (loss)/income	$(3,289,160)	$262,099

Net (loss)/income per common share - basic	$(0.54)	$0.04

Net (loss)/income per common share - diluted	$(0.54)	$0.04

Weighted average number of common equivalent
shares outstanding - assuming dilution	6,119,288	6,100,284

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
	2024	2024

Assets:

Current assets	$167,894,193	175,902,619

Machinery and equipment-net	32,497,960	33,755,078

Deferred income taxes	8,752,870	4,432,210
Intangibles	897,567	979,188
Other assets	8,799,128	8,724,880

Total assets	$218,841,718	$223,793,975

Liabilities and stockholders' equity:

Current liabilities	$145,416,405	145,888,791

Long-term obligations	10,571,046	11,832,931

Stockholders' equity	62,854,267	66,072,253

Total liabilities and stockholders' equity	$218,841,718	$223,793,975